Exhibit 8.1

SUBSIDIARIES OF NAVIOS MARITIME CONTAINERS L.P.

Company Name	Effective Ownership Interest	Country of Incorporation

Navios Partners Containers Finance Inc.	100%	Marshall Is.

Navios Partners Containers Inc.	100%	Marshall Is.

Olympia II Navigation Limited	100%	Marshall Is.

Pingel Navigation Limited	100%	Marshall Is.

Ebba Navigation Limited	100%	Marshall Is.

Clan Navigation Limited	100%	Marshall Is.

Sui An Navigation Limited	100%	Marshall Is.

Bertyl Ventures Co.	100%	Marshall Is.

Silvanus Marine Company	100%	Marshall Is.

Anthimar Marine Inc.	100%	Marshall Is.

Enplo Shipping Limited	100%	Marshall Is.

Morven Chartering Inc.	100%	Marshall Is.

Rodman Maritime Corp.	100%	Marshall Is.

Isolde Shipping Inc.	100%	Marshall Is.

Velour Management Corp.	100%	Marshall Is.

Evian Shiptrade Ltd.	100%	Marshall Is.

Boheme Navigation Company	100%	Marshall Is.

Theros Ventures Limited	100%	Marshall Is.

Legato Shipholding Inc.	100%	Marshall Is.

Inastros Maritime Corp.	100%	Marshall Is.

Zoner Shiptrade S.A.	100%	Marshall Is.

Jasmer Shipholding Ltd.	100%	Marshall Is.

Thetida Marine Co.	100%	Marshall Is.

Jaspero Shiptrade S.A.	100%	Marshall Is.

Peran Maritime Inc.	100%	Marshall Is.

Nefeli Navigation S.A.	100%	Marshall Is.

Fairy Shipping Corporation	100%	Marshall Is.

Limestone Shipping Corporation	100%	Marshall Is.

Crayon Shipping Ltd	100%	Marshall Is.

Chernava Marine Corp.	100%	Marshall Is.

Proteus Shiptrade S.A	100%	Marshall Is.

Vythos Marine Corp.	100%	Marshall Is.

Iliada Shipping S.A.	100%	Marshall Is.

Vinetree Marine Company	100%	Marshall Is.

Afros Maritime Inc.	100%	Marshall Is.